Exhibit 10.3

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (as amended, restated, amended and restated, modified, supplemented, extended, joined and/or restated from time to time, this “PSA”) dated as of September 3, 2024, is made by ONDAS NETWORKS INC., a Texas corporation (the “Grantor”), in favor of CHARLES & POTOMAC CAPITAL, LLC, a Texas limited liability company (the “Lender”).

WHEREAS, the Grantor, as Borrower, and Lender, as Lender, have entered into a Secured Note Agreement, dated as of September 3, 2024 (as amended, restated, amended and restated, modified, supplemented, extended, joined and/or restated from time to time, the “Secured Note Agreement”). Capitalized terms used but not defined herein shall have the meanings specified in the Secured Note Agreement.

WHEREAS, under the terms of the Secured Note Agreement and the other Loan Documents, the Grantor has granted to Lender a security interest in, among other property, all intellectual property (including, without limitation, the Patents and Patent Licenses (each as defined below)) of the Grantor, and has agreed as a condition thereof to execute this PSA for recording with the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

SECTION 1. Definitions. The following terms have the meanings set forth below:

(a) “Patents” shall mean one or all of the following now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires any rights: (i) all letters patent of the United States or any other country, all registrations, and recordings thereof, and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations, or extensions of any of the foregoing and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

(b) “Patent License” shall mean all of the following now owned or hereafter acquired by the Grantor or in which the Grantor now has or hereafter acquires any rights: to the extent assignable by the Grantor, any written agreement granting any right to make, use, sell, and/or practice any invention or discovery that is the subject matter of a Patent, in each case to the extent assignable by the Grantor; provided, that, the Grantor has identified on Schedule A attached hereto whether or not any of the Grantor’s Patents or Patent registrations are not assignable.

SECTION 2. Grant of Security. The Grantor hereby grants to Lender a security interest in all of the Grantor’s right, title, and interest in and to the following (the “Collateral”):

(i) all of its Patents and all Patent Licenses to which it is a party, including, but not limited to, those set forth on Schedule A hereto;

Patent Security Agreement

(ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

(iii) any and all claims for damages and injunctive relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or injury with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(iv) any and all products and proceeds of, collateral for, income, royalties, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 3. Security for Loan Obligations. The grant of a security interest in the Collateral by the Grantor under this PSA secures the prompt and complete payment and performance when due of all of the Loan Obligations (as defined in that certain Security Agreement, dated as of the date hereof, by and among Grantor, as Borrower, and Lender, as Secured Party), whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses, or otherwise.

SECTION 4. Recordation. The Grantor authorizes and requests that the Commissioner for Patents with the United States Patent and Trademark Office record this PSA.

SECTION 5. Execution in Counterparts. This PSA may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Grants, Rights and Remedies. This PSA has been entered into in conjunction with the provisions of the Secured Note Agreement and other Loan Documents. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, Lender with respect to the Collateral are more fully set forth in the Secured Note Agreement and other Loan Documents, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law. This PSA shall be governed by and construed and interpreted in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed therein without regard to conflict of law principles.

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Patent Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this PSA to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

ONDAS NETWORKS INC.

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

LENDER

CHARLES & POTOMAC CAPITAL, LLC

By:	/s/ Joseph Popolo
Name:	Joseph Popolo
Title:	Chief Executive Officer

Patent Security Agreement